Exhibit 99.1

News Release Sunoco Logistics Partners L.P. 3807 West Chester Pike Newtown Square, PA 19073

For further information contact: Jeffrey Shields (media) 215-977-6056 Peter Gvazdauskas (investors) 215-977-6322	For release: Immediately

SUNOCO LOGISTICS PARTNERS L.P. ANNOUNCES PRICING OF $1 BILLION OF SENIOR NOTES

NEWTOWN SQUARE, Pa., November 12, 2015 – Sunoco Logistics Partners L.P. (NYSE: SXL) today announced the pricing of $600 million aggregate principal amount of 4.40% senior notes due 2021 and $400 million aggregate principal amount of 5.95% senior notes due 2025 of its wholly owned subsidiary, Sunoco Logistics Partners Operations L.P. (the “Operating Partnership”). The sale of the senior notes is expected to settle on November 17, 2015, subject to customary closing conditions. The Operating Partnership intends to use the net proceeds of approximately $991 million to repay outstanding borrowings under its $2.50 billion revolving credit facility and for general partnership purposes.

The 4.40% senior notes due 2021, maturing on April 1, 2021, were sold to the public at 99.905% of par value, and the 5.95% senior notes due 2025, maturing on December 1, 2025, were sold to the public at 99.735% of par value.

U.S. Bancorp Investments, Inc., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., BBVA Securities Inc., PNC Capital Markets LLC, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, BNP Paribas Securities Corp., DNB Markets, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. are joint book-running managers for the senior notes offering. Comerica Securities, Inc. and RBS Securities Inc. are co-managers for the senior notes offering. The offering is being made by means of a prospectus and a related prospectus supplement, copies of which may be obtained from the following addresses:

U.S. Bancorp Investments, Inc.

Attn: High Grade Syndicate

214 North Tryon Street

Charlotte, NC 28202

(tel: (877) 558-2607)

Mitsubishi UFJ Securities (USA), Inc.

Attn: Capital Markets Group

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

(tel: (877) 649-6848)

Mizuho Securities USA Inc.

Attn: Debt Capital Markets

320 Park Avenue

New York, New York 10022

(tel: (212) 205-7543)

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by SXL with the SEC.

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Newtown Square, Pennsylvania, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil, refined products, and natural gas liquids pipelines, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, refined products, and natural gas liquids. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP).

Statements about the offering may be forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of SXL, and a variety of risks that could cause results to differ materially from those expected by management of SXL. These risks are described in SXL’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as SXL’s subsequent SEC filings. SXL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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